Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Pfeiffer High Investor Relations, Inc.
Geoff High
303-393-7044

DYNAMIC MATERIALS REPORTS FIRST QUARTER FINANCIAL RESULTS

Selected Highlights:

•                  Revenue increases 10% to $50.2 million versus year-ago first quarter, exceeding management forecasts

•                  Gross margin improves to 29% from 23% in Q1 last year, also surpassing forecasts

•                  Net income increases 224% to $2.4 million, or $0.18 per share, versus 2011 Q1

•                  Backlog at Explosive Metalworking segment climbs to $57 million, up 28% from most recent quarter

BOULDER, Colo. — May 1, 2012 — Dynamic Materials Corporation (DMC) (Nasdaq: BOOM), a diversified provider of industrial products and services, and the world’s leading manufacturer of explosion-welded clad metal plates, today reported financial results for its first quarter ended March 31, 2012.

First quarter sales were $50.2 million, up 10% from $45.6 million in last year’s first quarter and down 7% from fourth quarter 2011 sales of $54.3 million.  Sales exceeded management forecasts, which anticipated results would be flat to up 3% versus last year’s first quarter.  Gross margin improved to 29% from 23% in the year-ago first quarter and 27% in the 2011 fourth quarter.  Management forecasted first quarter gross margin would be in a range of 26% to 27%.

Operating income was $4.1 million, up 177% from $1.5 million in last year’s first quarter and down 20% from $5.2 million in the fourth quarter.  Net income was $2.4 million, or $0.18 per diluted share, up 224% from net income of $750,000, or $0.06 per diluted share, in the year-ago first quarter and down from net income of $3.6 million, or $0.27 per diluted share, in the fourth quarter.

Adjusted EBITDA was $8.1 million, up 59% from $5.1 in last year’s first quarter, and down 8% from $8.7 million in last year’s fourth quarter.  Adjusted EBITDA is a non-GAAP (generally accepted accounting principles) financial measure used by management to measure operating performance.  See additional information about adjusted EBITDA at the end of this news release, as well as a reconciliation of adjusted EBITDA to GAAP measures.

Explosive Metalworking

DMC’s Explosive Metalworking segment reported sales of $27.5 million, up 6% from sales of $26.1 million in the first quarter last year.  Operating income increased 164% to $4.1 million from $1.6 million in the 2011 first quarter.  Adjusted EBITDA was $5.5 million, an improvement of 83% from $3.0 million in the comparable year-ago quarter.  The segment closed the quarter with an order backlog of $57 million, up 28% from $45 million at the end of fiscal 2011.

Oilfield Products

Sales at DMC’s Oilfield Products segment increased 23% to $21.0 million from $17.1 million in the prior year’s first quarter. Operating income was $2.0 million, up 121% from $924,000 in last year’s first quarter, while adjusted EBITDA was up 64% to $3.5 million from $2.1 million in the 2011 first quarter.

AMK Welding

DMC’s AMK Welding segment reported first quarter sales of $1.7 million, down 30% from $2.4 million in the prior year’s first quarter. The top-line decline is related to AMK’s anticipated wind down of work on a customer’s ground power program.  AMK is now focused on expanding its customer base and entering new end markets.  The segment reported an operating loss of $87,000 compared with operating income of $468,000 in the same quarter of 2011.  Adjusted EBITDA was $37,000 versus $590,000 in the prior year’s first quarter.

Management Commentary

“First quarter sales exceeded our forecasts thanks to stronger-than-expected U.S. sales of our oilfield products and favorable timing of certain shipments out of our U.S. Explosive Metalworking facility,” said Yvon Cariou, president and CEO.  “Gross margin also exceeded our expectations, reflecting the positive impact of strong sales at our higher-margin Oilfield Products segment, as well as the improved pricing environment within certain of our explosion welding end markets.

“We are especially encouraged by the improvement in clad-plate booking volume, which fueled a 28% sequential increase in our Explosive Metalworking order backlog. This booking momentum continued after the close of the quarter, and included a $7.3 million chemical industry order that was booked into backlog during the first week of April.”

Cariou said the chemical, petrochemical, oil and gas, and aluminum smelting industries continue to be DMC’s most active explosion welding end markets.   “The hot list of global order prospects we are tracking remains healthy and includes some large industrial infrastructure projects.  Our worldwide sales teams are actively and aggressively pursuing these opportunities.”

Cariou added, “The continued growth of our Oilfield Products business reflects the positive impact of our acquisition program and organic growth initiatives.  It appears that well completion and re-completion efforts by the global exploration and production industry will be very active for the foreseeable future, and we believe our Oilfield Products business is ideally positioned to capitalize on this market opportunity.”

Guidance

Rick Santa, senior vice president and chief financial officer, re-affirmed management’s 2012 sales growth forecast of 7% to 10% versus the $208.9 reported in fiscal 2011.  However, he elevated the Company’s full-year gross margin forecast to 29% to 30% versus the prior forecast range of 28% to 29%. Based on projected full-year 2012 pre-tax income, the Company’s anticipated blended effective tax rate for fiscal 2012 has been increased to a range of 28% to 32% from a prior range of 27% to 30%.

Santa said consolidated sales during the second fiscal quarter are expected to be down 10% to 14% versus the second quarter last year.  The anticipated decline relates principally to the expected timing of shipments out of the Company’s Explosive Metalworking order backlog.  Gross margin is expected to remain flat at approximately 29% versus the second quarter last year.

“Given the growth of our explosion welding backlog and the sustained strength of our oilfield products business, we obviously believe sales during the second half of fiscal 2012 will be much stronger than the first half, and this is reflected in our full year sales forecast,” Santa said.

Conference call information

Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain).  Investors are invited to listen to the call live via the Internet at www.dynamicmaterials.com, or by dialing into the teleconference at 877-407-8031 (201-689-8031 for international callers).  No passcode is necessary.  Participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through May 8, 2012, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Account Number 286 and the passcode 392910.

Use of Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and the company’s ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About Dynamic Materials Corporation

Based in Boulder, Colorado, Dynamic Materials Corporation serves a global network of industrial customers through two core business segments — Explosive Metalworking and Oilfield Products — as well as a specialized industrial service provider, AMK Welding. The Explosive Metalworking segment is the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors. Oilfield Products is an international manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells.  AMK Welding utilizes various specialized technologies to weld components for use in power-generation turbines, and commercial and military jet engines. For more information, visit the Company’s websites at http://www.dynamicmaterials.com and http://www.dynaenergetics.de.

Safe Harbor Language

Except for the historical information contained herein, this news release contains forward-looking statements, including our guidance for second quarter and full-year 2012 sales, margins and tax rates, as well as expectations about customer demand, business conditions and growth opportunities, all of which involve risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully source and execute upon greenfield growth as well as acquisition opportunities; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company’s SEC reports, including the annual report on Form 10-K for the year ended December 31, 2011.

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Dollars in Thousands, Except Share and Per Share Data)

(unaudited)

	Three months ended
	March 31,
	2012	2011
NET SALES	$50,212	$45,574

COST OF PRODUCTS SOLD	35,835	35,272

Gross profit	14,377	10,302

COSTS AND EXPENSES:
General and administrative expenses	4,505	3,675
Selling and distribution expenses	4,190	3,726
Amortization of purchased intangible assets	1,544	1,405

Total costs and expenses	10,239	8,806

INCOME FROM OPERATIONS	4,138	1,496

OTHER INCOME (EXPENSE):
Other income (expense), net	(200)	(203)
Interest expense	(211)	(410)
Interest income	6	3

INCOME BEFORE INCOME TAXES	3,733	886

INCOME TAX PROVISION	1,342	148

NET INCOME	2,391	738

Less: Net loss attributable to non-controlling interest	(37)	(12)

NET INCOME ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$2,428	$750

NET INCOME PER SHARE:
Basic	$0.18	$0.06
Diluted	$0.18	$0.06

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,183,000	13,045,600
Diluted	13,190,193	13,055,619

DIVIDENDS DECLARED PER COMMON SHARE	$0.04	$0.04

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands)

	March 31,
	2012	December 31,
	(unaudited)	2011
ASSETS

Cash and cash equivalents	$7,533	$5,276
Accounts receivable, net	36,415	36,368
Inventories	46,646	43,218
Other current assets	6,263	6,327

Total current assets	96,857	91,189

Property, plant and equipment, net	45,493	41,402
Goodwill, net	38,399	37,507
Purchased intangible assets, net	47,168	42,054
Other long-term assets	2,120	1,274

Total assets	$230,037	$213,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$13,713	$14,753
Customer advances	3,494	1,918
Dividend payable	539	535
Accrued income taxes	1,424	780
Other current liabilities	9,281	10,158
Lines of credit	1,315	13
Current portion of long-term debt	63	1,153

Total current liabilities	29,829	29,310

Lines of credit	35,240	26,462
Long-term debt	104	118
Deferred tax liabilities	10,889	10,185
Other long-term liabilities	1,263	1,308
Stockholders’ equity	152,712	146,043

Total liabilities and stockholders’ equity	$230,037	$213,426

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2011

(Dollars in Thousands)

(unaudited)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,391	$738
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation (including capital lease amortization)	1,367	1,356
Amortization of purchased intangible assets	1,544	1,405
Amortization of deferred debt issuance costs	35	53
Stock-based compensation	969	792
Deferred income tax benefit	(305)	(586)
Change in working capital, net	732	(2,441)

Net cash provided by operating activities	6,733	1,317

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(2,633)	(1,087)
Acquisition of TRX Industries	(10,294)	—
Change in other non-current assets	116	36

Net cash used in investing activities	(12,811)	(1,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on lines of credit, net	9,840	668
Payments on long-term debt	(1,127)	(205)
Payments on capital lease obligations	(24)	(76)
Payment of dividends	(535)	(529)
Contribution from non-controlling stockholder	—	42
Net proceeds from issuance of common stock	—	5
Tax impact of stock-based compensation	19	(128)

Net cash provided by (used in) financing activities	8,173	(223)

EFFECTS OF EXCHANGE RATES ON CASH	162	145

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,257	188

CASH AND CASH EQUIVALENTS, beginning of the period	5,276	4,572

CASH AND CASH EQUIVALENTS, end of the period	$7,533	$4,760

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

(unaudited)

	Three months ended
	March 31,
	2012	2011

Explosive Metalworking	$27,533	$26,074
Oilfield Products	20,974	17,056
AMK Welding	1,705	2,444

Net sales	$50,212	$45,574

Explosive Metalworking	$4,099	$1,554
Oilfield Products	2,046	924
AMK Welding	(87)	468
Unallocated expenses	(1,920)	(1,450)

Income (loss) from operations	$4,138	$1,496

	For the three months ended March 31, 2012
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total

Income (loss) from operations	$4,099	$2,046	$(87)	$(1,920)	$4,138
Adjustments:
Net loss attributable to non-controlling interest	—	37	—	—	37
Stock-based compensation	—	—	—	969	969
Depreciation	879	364	124		1,367
Amortization of purchased intangibles	523	1,021	—	—	1,544

Adjusted EBITDA	$5,501	$3,468	$37	$(951)	$8,055

	For the three months ended March 31, 2011
	Explosive	Oilfield	AMK	Unallocated
	Metalworking	Products	Welding	Expenses	Total

Income from operations	$1,554	$924	$468	$(1,450)	$1,496
Adjustments:
Net loss attributable to non-controlling interest	—	12	—	—	12
Stock-based compensation	—	—	—	792	792
Depreciation	913	321	122	—	1,356
Amortization of purchased intangibles	546	859	—	—	1,405

Adjusted EBITDA	$3,013	$2,116	$590	$(658)	$5,061

DYNAMIC MATERIALS CORPORATION & SUBSIDIARIES

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST

DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS

(Dollars in thousands)

(unaudited)

	Three months ended
	March 31,
	2012	2011

Net income attributable to DMC	$2,428	$750
Interest expense	211	410
Interest income	(6)	(3)
Provision for income taxes	1,342	148
Depreciation	1,367	1,356
Amortization of purchased intangible assets	1,544	1,405

EBITDA	6,886	4,066
Stock-based compensation	969	792
Other (income) expense, net	200	203

Adjusted EBITDA	$8,055	$5,061